EXHIBIT 99.1

                                      PROXY

                          CARDIAC CONTROL SYSTEMS, INC.
                              3 COMMERCE BOULEVARD
                            PALM COAST, FLORIDA 32164

    THIS STOCKHOLDER PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby: (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Cardiac Control Systems, Inc. (the "Company"), to be held at 12:00 p.m., local time, on November 16, 1998, at the Newark Airport Marriott Hotel, Newark International Airport, Newark, New Jersey 07114, and the Joint Proxy Statement/Prospectus in connection therewith; and (2) appoints Alan
J. Rabin and Bart C. Gutekunst, as proxies, with the power to appoint their respective substitutes, to represent the undersigned at the Special Meeting of Stockholders and at any adjournment thereof, to vote and act with respect to all shares of common stock, $.10 par value per share, of the Company ("Company Common Stock") standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, if personally present, as designated below, hereby revoking any proxy heretofore given by the undersigned.


      YOUR BOARD OF DIRECTORS RECOMMENDS        PLEASE MARK YOUR VOTES
          A VOTE "FOR" THESE PROPOSALS.      AS INDICATED IN THIS EXAMPLE  [x]


THE APPROVAL OF PROPOSALS 1, 2 AND 3 IS CONTINGENT UPON THE APPROVAL OF ALL THREE PROPOSALS, NONE OF WHICH SHALL BECOME EFFECTIVE UNLESS ALL ARE APPROVED.

     1. To approve a one for five reverse stock split (the "Reverse Split") of Company Common Stock to be effectuated by an amendment to the Company's certificate of incorporation whereby each stockholder of the Company will be entitled to receive one share of Company Common Stock for every five shares of Company Common Stock held by such stockholder. No fractional shares of Company Common Stock will be issued in the Reverse Split. Pursuant to the Reverse Split, the number of outstanding shares of Company Common Stock will be reduced to approximately 530,000.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     2. To ratify, approve and adopt the Agreement and Plan of Reorganization, dated as of January 20, 1998, as amended by a First Amendment to Agreement and Plan of Reorganization, dated as of May 5, 1998, a Second Amendment to Agreement and Plan of Reorganization, dated as of August 7, 1998 and a Third Amendment to Agreement and Plan of Reorganization, dated as of September 4, 1998 (collectively, the "Merger Agreement") among the Company, Electro-Catheter Corporation, a New Jersey corporation ("Electro"), and CCS Subsidiary, Inc., a New Jersey corporation and a wholly-owned subsidiary of the Company ("Sub"), providing for the merger of Sub with and into Electro (the "Merger"), as a result of which Electro will become a wholly-owned subsidiary of the Company. Also pursuant to the Merger Agreement, the stockholders of Electro will become stockholders of Catheter Technology Group, Inc. ("CTG"), a Delaware corporation and a direct, wholly-owned subsidiary of the Company which will become the Company's parent holding company formed as part of the Restructuring Merger described in Proposal 3 below, as each outstanding share of common stock, $.10 par value per share, of Electro will be converted into the right to receive one-fifth of a share of common stock, $.10 par value per share, of CTG ("CTG Common Stock").

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     3. To approve and adopt an Agreement of Merger and Plan of Reorganization, dated as of September , 1998 (the "Restructuring Merger Agreement") among Cardiac, CTG and CTG Merger Sub, Inc., a direct, wholly-owned subsidiary of CTG ("Merger Sub"), providing for the merger of Merger Sub with and into Cardiac (the "Restructuring Merger"), as a result of which Cardiac will become a direct, wholly-owned subsidiary of CTG. By virtue of the Restructuring Merger, the stockholders of the Company will become stockholders of CTG, and each outstanding share of the Company Common Stock (as adjusted for the Reverse Split) will be converted into the right to receive one share of CTG Common Stock.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     4. To authorize the Board of Directors to adjourn the Special Meeting of Stockholders to permit further solicitation of proxies, if necessary.

               FOR [ ]        AGAINST [ ]          ABSTAIN [ ]

     5. To transact such other business as may properly come before the Special Meeting or any postponements or adjournments thereof.

               FOR [ ]        AGAINST [ ]         ABSTAIN [ ]

     PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS DESCRIBED.

                                                  THIS PROXY IS SOLICITED
                                             ON BEHALF OF THE BOARD OF DIRECTORS


                                             Date: ______________________, 1998


                                             __________________________________
                                             Signature


                                             __________________________________
                                             Signature if held jointly



PLEASE DATE, SIGN AS NAME(S) APPEAR(S) ABOVE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED. If shares are held in the name of two or more persons, all must sign. When signing as Attorney, Executor, Administrator, Personal Representative, Trustee, or Guardian, give full title as such. If signer is a corporation, sign full corporate name by duly authorized officer.